UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2015

GAMCO INVESTORS, INC.
(Exact name of registrant as specified in its charter)

New York	1-14761	13-4007862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, NY		10580
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (914) 921-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of GAMCO Investors, Inc. (“GAMCO”) was held on May 5, 2015.  At the annual meeting: (1) eight persons were elected to serve as directors of GAMCO; (2) the appointment of Deloitte & Touche LLP as GAMCO’s independent registered public accounting firm for the year ending December 31, 2015 was ratified; and (3) the Amended and Restated Employment Agreement with Mario J. Gabelli, the Company's Chairman and Chief Executive Officer, was re-approved.

Set forth below, with respect to each of the matters submitted to shareholders, are the number of votes cast for or against or withheld, and the number of abstentions and broker non-votes, where applicable.

	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
(1) Election of Directors
NOMINEE
Edwin L. Artzt	191,227,516	523,797	909,071
Raymond C. Avansino, Jr.	190,193,275	1,558,038	909,071
Richard L. Bready	190,221,205	1,530,108	909,071
Marc Gabelli	191,502,349	248,964	909,071
Mario J. Gabelli	190,756,825	994,488	909,071
Eugene R. McGrath	190,675,458	1,075,855	909,071
Robert S. Prather, Jr.	190,249,115	1,502,198	909,071
Elisa M. Wilson	190,676,490	1,074,823	909,071

	VOTES FOR	VOTES AGAINST	ABSTAINED	BROKER NON-VOTES
(2) Ratification of independent registered public accounting firm	192,646,345	10,406	3,633	-

	VOTES FOR	VOTES AGAINST	ABSTAINED	BROKER NON-VOTES
(3) Re-approval of the Amended and Restated Employment Agreement with Mario J. Gabelli, the Company's Chairman and Chief Executive Officer	190,492,172	1,256,648	2,493	909,071

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMCO Investors, Inc.

By: /s/ Robert S. Zuccaro

Robert S. Zuccaro
Executive Vice-President and Chief Financial Officer

Date:May 5, 2015